Exhibit 35

a)

[Aurora Loan Services Logo]
Depositor: Structured Asset Securities Corporation
745 Seventh Avenue, 8th Floor
New York, NY 10019

Trustee: US Bank, N.A.
One Federal Street, 3rd Floor
Boston, MA 02110

Securities Administrator:

Subject:
Annual Officer's Certification
Fiscal Year: 2006
Securitization: LXS 2006-18N
I, E. Todd Whittemore, the undersigned, a duly authorized officer of Aurora Loan
Services LLC (the "Master Servicer"), do certify the following for the Calendar Year
2006:
1. A review of the activities of the Master Servicer during the preceding calendar year
(or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.
2. To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout 2006
(or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Depositor, and the Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the Master Servicer to remedy such default.
Certified by: AURORA LOAN SERVICES
LLC
By: /s/ E. Todd Whittemore
Name: E. Todd Whittemore
Title: Executive Vice
President

b)
Countrywide
HOME LOANS
400 Countrywide Way
Simi Valley. California 93065-6298
Februaiy 28, 2007

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, CO 80124
OFFICERS CERTIFICATE
I, Joseph Candelario, hereby certify & that I am an officer of Countrywide OP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer"). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s) set forth on Exhibit A attached hereto (the "Servicing Agreement") that:

(a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the
Servicing Agreement has been made under my supervision; and
(b) To the best of my knowledge, based on such review, the
Servicer has fulfilled all of its obligations under the Servicing
Agreement in all material respects throughout such year.
Joseph Candelario
February 28, 2007
First Vice President
Compliance Officer
Loan Administration
See Deal Name listing on following page.
Exhibit A
LMT 2006-9
LXS 2006-17
LXS 2006-19
LXS 2006-12N
LXS 2006-16N
LXS 2006-18N
c)
Indymac LOGO
REG AB 1123 Statement of Compliance

I am an authorized officer for IndyMac Bank, F.S.B, the servicer for the transactions listed on the attached schedule and I certify:
a) A review of IndyMac Bank's activities during the reporting period and of its performance under the applicable servicing agreement has been made under my supervision.
b) To the best of my knowledge, based on such review, except as set forth below
IndyMac Bank has fulfilled all of its obligations under the agreement in all material respects throughout the reporting perio d.
c) None

By: /s/ Robert M. Abramian
Robert M. Abramian
First Vice President
Home Loans Servicing
Investor Reporting
Indymac Bank
By: /s/ Bart Vincent
Bart Vincent
First Vice President
HLS-Finance
Financial
Indymac Bank

Prepared for: Aurora Loan Services
Date:
February 28, 2007
Ref: EXHIBIT A

www.indymac.com
7700 W. Parmer Lane, Bldg D, Austin TX 78729
EXHIBIT A
137 LXS 2006-12N LB 7/27/06
139 LXS2006-11 7/27/06
140 LMT 2006-4 7/28/06
187 ITF SARM 2006-8 (LB) 8/31/06
188 LXS 2006-14N (LB) 8/31/06
193 ITF LXS 2006-13 8/31/06
234 ITF SARM 2006-4 04/28/06
238 LXS 2006-7 04/28/06
276 ITF LXS 2006-8 05/31/06
286 ITF LXS 2006-1 ON (6-30-06)
294 LMT 2006-5 8-31-06
374 ITF LXS 2006-16N 092906
377 ITF LXS 2006-15 092906
433 LMT 2006-6 09/29/06
441 ITF LXS 2006-17 10/30/06
443 LMT 2006-7 10/30/06
447 LXS2006-18N 11/29/2006
448 LXS2006-19 11/29/2006
449 LMT 2006-8 11/29/2006
903 ITF LXS 2006-2N 1/31/06
4108 LMT 2006-9 12/29/06
4109 LXS2006-20 12/29/06

d)
[GMAC LOGO]
SERVICER COMPLIANCE STATEMENT (Item 1123)
Residential Funding Company, LLC
Lehman XS Trust, Series 2006-18N (the "Issuing Entity")
The undersigned, a duly authorized officer of Residential Funding Company, LLC
(formerly Residential Funding Corporation), as servicer (the "Servicer"), does hereby certify that:

1. A review of the Servicer's activities during the period covered by the Issuing Entity's report on Form 10-K and of the Servicer's performance under the applicable servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 6th day of March2007.
By: [Signature]
Name: Anthony N. Renzi
Title: Managing Director